                                                                     EXHIBIT N.6

     MARKET SHARES FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)



                             [GRAPH APPEARS HERE]

                                  EXHIBIT N-6

     MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                          COMPANIES SORTED BY REVENUE


                                                  Revenue         Rank       Share of         Cumulative
Holding Company                               (millions of $)                  Total             Share
---------------------------------------------------------------------------------------------------------
Unicom Corp.                                         7,136         1             18.4%             18.4%
American Electric Power Co., Inc.                    7,054         2             18.2%             36.5%
Cinergy Corp.                                        5,002         3             12.9%             49.4%
Ameren Corp.                                         3,186         4              8.2%             57.6%
Northern States Power Co.                            2,641         5              6.8%             64.4%
ILLINOVA CORP.                                       1,781         6              4.6%             69.0%
Wisconsin Energy Corp.                               1,679         7              4.3%             73.3%
Alliant Energy Corp.                                 1,576         8              4.1%             77.4%
LG&E Energy Corp.                                    1,469         9              3.8%             81.1%
MidAmerican Energy Holdings Co.                      1,170        10              3.0%             84.1%
NiSource, Inc.                                       1,076        11              2.8%             86.9%
Kansas City Power & Light Co.                          939        12              2.4%             89.3%
IPALCO Enterprises, Inc.                               786        13              2.0%             91.4%
UtiliCorp United, Inc.                                 617        14              1.6%             92.9%
WPS Resources Corp.                                    548        15              1.4%             94.4%
Minnesota Power, Inc.                                  512        16              1.3%             95.7%
Ohio Valley Electric Corp.                             460        17              1.2%             96.9%
Cilcorp, Inc.                                          360        18              0.9%             97.8%
SIGCORP, Inc.                                          298        19              0.8%             98.5%
Empire District Electric Co.                           239        20              0.6%             99.2%
Madison Gas & Electric Co.                             170        21              0.4%             99.6%
St. Joseph Light & Power Co.                            89        22              0.2%             99.8%
Consolidated Water Power Co.                            37        23              0.1%             99.9%
Northwestern Wisconsin Electric Co.                     11        24              0.0%            100.0%
Mount Carmel Public Utility Co.                         10        25              0.0%            100.0%
Wisconsin River Power Co.                                5        26              0.0%            100.0%
North Central Power Co., Inc.                            2        27              0.0%            100.0%
Pioneer Power & Light Co.                                2        28              0.0%            100.0%

Total                                               38,854

                                  EXHIBIT N-6

     MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                          COMPANIES SORTED BY ASSETS



                                                   Assets                    Share of         Cumulative
Holding Company                               (millions of $)     Rank         Total             Share
----------------------------------------------------------------------------------------------------------
Unicom Corp.                                        26,223         1             23.3%             23.3%
American Electric Power Co., Inc.                   16,847         2             15.0%             38.3%
Cinergy Corp.                                        9,878         3              8.8%             47.1%
Ameren Corp.                                         8,755         4              7.8%             54.9%
Northern States Power Co.                            7,457         5              6.6%             61.6%
ILLINOVA CORP.                                       7,150         6              6.4%             67.9%
Wisconsin Energy Corp.                               4,839         7              4.3%             72.2%
Alliant Energy Corp.                                 4,313         8              3.8%             76.1%
LG&E Energy Corp.                                    4,056         9              3.6%             79.7%
NiSource, Inc.                                       3,769        10              3.4%             83.0%
MidAmerican Energy Holdings Co.                      3,574        11              3.2%             86.2%
UtiliCorp United, Inc.                               3,078        12              2.7%             89.0%
Kansas City Power & Light Co.                        2,845        13              2.5%             91.5%
IPALCO Enterprises, Inc.                             2,123        14              1.9%             93.4%
Minnesota Power, Inc.                                2,074        15              1.8%             95.2%
WPS Resources Corp.                                  1,504        16              1.3%             96.6%
Cilcorp, Inc.                                        1,058        17              0.9%             97.5%
SIGCORP, Inc.                                          951        18              0.8%             98.3%
Empire District Electric Co.                           674        19              0.6%             98.9%
Madison Gas & Electric Co.                             488        20              0.4%             99.4%
Ohio Valley Electric Corp.                             357        21              0.3%             99.7%
St. Joseph Light & Power Co.                           243        22              0.2%             99.9%
Consolidated Water Power Co.                            37        23              0.0%             99.9%
Northwestern Wisconsin Electric Co.                     22        24              0.0%            100.0%
Wisconsin River Power Co.                               18        25              0.0%            100.0%
Mount Carmel Public Utility Co.                         13        26              0.0%            100.0%
North Central Power Co., Inc.                            7        27              0.0%            100.0%
Pioneer Power & Light Co.                                2        28              0.0%            100.0%

Total                                              112,354

                                  EXHIBIT N-6

     MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS



                                                 Customers                  Share of         Cumulative
Holding Company                                 (thousands)      Rank         Total             Share
---------------------------------------------------------------------------------------------------------
Unicom Corp.                                        3,445         1             19.4%             19.4%
American Electric Power Co., Inc.                   2,955         2             16.7%             36.1%
Northern States Power Co.                           1,547         3              8.7%             44.8%
Ameren Corp.                                        1,506         4              8.5%             53.3%
Cinergy Corp.                                       1,424         5              8.0%             61.3%
Wisconsin Energy Corp.                              1,005         6              5.7%             67.0%
Alliant Energy Corp.                                  902         7              5.1%             72.0%
LG&E Energy Corp.                                     832         8              4.7%             76.7%
MidAmerican Energy Holdings Co.                       651         9              3.7%             80.4%
ILLINOVA CORP.                                        568        10              3.2%             83.6%
Kansas City Power & Light Co.                         448        11              2.5%             86.1%
WPS Resources Corp.                                   440        12              2.5%             88.6%
IPALCO Enterprises, Inc.                              423        13              2.4%             91.0%
NiSource, Inc.                                        418        14              2.4%             93.4%
UtiliCorp United, Inc.                                370        15              2.1%             95.4%
Cilcorp, Inc.                                         195        16              1.1%             96.5%
Empire District Electric Co.                          143        17              0.8%             97.3%
Minnesota Power, Inc.                                 139        18              0.8%             98.1%
SIGCORP, Inc.                                         123        19              0.7%             98.8%
Madison Gas & Electric Co.                            123        20              0.7%             99.5%
St. Joseph Light & Power Co.                           62        21              0.3%             99.9%
Northwestern Wisconsin Electric Co.                    11        22              0.1%             99.9%
Mount Carmel Public Utility Co.                         6        23              0.0%            100.0%
North Central Power Co., Inc.                           4        24              0.0%            100.0%
Pioneer Power & Light Co.                               2        25              0.0%            100.0%
Consolidated Water Power Co.                            1        26              0.0%            100.0%
Ohio Valley Electric Corp.                              0        27              0.0%            100.0%
Wisconsin River Power Co.                               0        28              0.0%            100.0%

Total                                              17,743